                                                                  CODE OF ETHICS

To avoid any conflict of interest in carrying out our responsibilities to the clients and the public, every officer, director and employee of Interstate Advisors, Inc. ("Interstate") is bound by this Code of Ethics. The general principles involved are stated in the following quote from the Securities and Exchange Commission:

     "An investment advisor is a fiduciary. As such he owes his clients undivided loyalty, should not engage in any activity in conflict with the interest of any client, and should take the steps reasonably necessary to fulfill his fiduciary obligations. Thus, an investment advisor must not only refrain from effecting, on his own behalf, securities transaction which are inconsistent with his fiduciary obligation; he should also be reasonably certain that persons associated with him are not improperly utilizing the information which they obtain in the conduct of the investment advisory business in such manner as to adversely effect the interest of clients or limit the advisor's ability to fulfill his fiduciary obligations."

To avoid even the appearance of any conflict of interest in our investment advisory dealings, you:

1. may not seek or accept any gifts, favors, preferential treatment, or valuable consideration of any kind offered from any broker/dealer or other company or persons involved in the securities industry because of your association with Interstate. If you receive an unsolicited gift that has a value in excess of $100, you must immediately report the gift to Mr. Lyons, and then gift the item to any charity of your choice.

2. may not release information (except to those concerned with the transaction) as to any portfolio changes proposed or in process, until such information becomes publicly available. You must not divulge information to any outsider concerning either proposed or partially completed programs to buy or sell particular securities.

3. must conduct your private transactions in such a way as not to conflict with the interest of our clients whose assets we manage or advise.

4. may not trade, either personally or on behalf of others, on material nonpublic information, or communicate material nonpublic information to others in violation of the law.

5. must report to Interstate, in writing, all personal transactions in securities in which you have a direct or indirect beneficial ownership within 10 days of the end of each calendar quarter.


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

                                                                  CODE OF ETHICS

WHAT ACCOUNTS AND SECURITIES ARE COVERED BY THIS POLICY?

     This Code of Ethics Policy DOES relate to any account established, or transactions contemplated, in which you have discretionary authority, and which is for the benefit of you, your spouse, any minor children, any relative living with you, and any person to whom you contribute support.

     This Code of Ethics Policy DOES NOT relate to any account established, or transactions contemplated, over which you have no direct or indirect influence or control, transactions that are non-volitional on your part, purchases that are part of an automatic dividend reinvestment plan, exercise of rights issued by an issuer pro rata to all holders of a class of its securities (if the rights were acquired from the issuer), or to the sale of any such rights acquired from the issuer.

     This Code of Ethics Policy DOES NOT relate to any security issued by the Government of the United States or by federal agencies that are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper, variable contracts issued by insurance companies, or securities of open-end investment companies registered under the Investment Company Act of 1940 that are not affiliated with Interstate.

You must read and retain this Code of Ethics. Any Questions regarding Interstate's Code of Ethics should be referred to Mr. Lyons.


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

                                             POLICY STATEMENT ON INSIDER TRADING

Interstate Advisors, Inc. forbids you to trade, either personally or on behalf of others, including accounts managed by Interstate, on material non-public information, or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Interstate's policy extends to activities within and outside your duties at Interstate.

The term "insider trading" in not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1. trading by an insider while in possession of material nonpublic information,

2. trading by non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

3.   communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult Mr. Lyons.

WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information that there is a substantial likelihood a reasonable investor would consider important to make his or her investment decisions, or information that is reasonably certain to have substantial effect


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

                                             POLICY STATEMENT ON INSIDER TRADING

on the price of a company's securities. Information you should consider material includes, but is not limited to:

o    dividend changes
o    earnings estimates
o    changes in previously released earnings estimates
o    significant merger or acquisition proposals or agreements
o    major litigation
o    liquidation problems
o    extraordinary management developments.

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of security. In this case, a Wall Street Journal reporter was found criminally liable for closing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating, material nonpublic information are severe, for both the individuals involved in the unlawful conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

o    civil injunctions
o    treble damages
o    disgorgement of profits
o    jail sentences
o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
o    fines for the employer or other controlling person of up to the greater of



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

                                             POLICY STATEMENT ON INSIDER TRADING

In addition, any violation of this Code of Ethics can be expected to result in serious sanctions by Interstate, including dismissal of the persons involved.

PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY

Before trading for yourself or others, including accounts managed by Interstate, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1. Is the information material? Would an investor consider it important in making their investment decisions? Would it substantially effect the market price of the securities if generally disclosed?

2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal, or other publication of general circulation?

If, after considering the above, you believe the information may be material and nonpublic:

1.   Report the matter immediately to Mr. Lyons.

2. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by Interstate.

3. Do not communicate the information inside or outside Interstate, other then to Mr. Lyon. In addition, you should take care that the information is secure. For example, you should seal files and restrict access to the computer files containing material nonpublic information.

4. Mr. Lyons will instruct you to continue the prohibitions against trading and communication, or will allow you to trade and communicate the information. Any questions about whether information is material or nonpublic, the applicability or interpretation of these procedures, or the property of any action, must be discussed with Mr. Lyons before you trade or communicate the information to anyone.

These procedures have been established to help you avoid insider trading, and help Interstate prevent, detect and impose sanctions against insider trading. You must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures consult Mr. Lyons.

              POLICY STATEMENT ON PERSONAL SECURITIES TRANSACTIONS

Interstate Advisors, Inc. forbids you to trade, either in your own personal account, or in any account in which you have direct or indirect beneficial ownership, in any security that is currently trading, or being considered for trading, in any account managed by Interstate until two (2) business days after the last trade has been effected in any such managed account.

PROCEDURES TO IMPLEMENT PERSONAL SECURITIES TRANSACTIONS POLICY

Prior to entering any order for personal security transactions, you must submit to Mr. Lyons a request form (attached as EXHIBIT C) regarding the proposed transaction. Mr. Lyons will determine if any client trades are pending, or if there have been trades within the guidelines stated above.

     If the security has been traded in any client account during the past two
     (2) business days, or is expected to be traded, the transaction will be approved.

     If the security involved is not currently being traded, has not traded in any client account during the past two (2) business days, or is not currently being considered for trading in any client account, the transaction will be approved.

Mr. Lyons will initial, in the space provided on the form, indicating the approval or disapproval of each transaction. All requests, whether approved or denied, will be maintained in a confidential file. Additional copies of this form may be obtained from Mr. Lyons.

                                                           MONITORING COMPLIANCE

On implementation of this policy you are required to sign the certificate appearing on the final page stating you have read and understand this Code of Ethics, and agree to comply with it. Thereafter, all new employees will be required to sign this certificate as a condition of employment.

At the same time you are required to advise Interstate of all accounts covered by this Code of Ethics with any brokerage firm or other financial institution through which any securities covered by this Code of Ethics may be purchased or sold, using the form attached as EXHIBIT B. In addition, you must notify Interstate of all securities held in each of these accounts. Thereafter you must advise Mr. Lyons and receive authorization from Interstate prior to opening any new account.

You are required to obtain consent from Interstate prior to entering any order for personal securities transactions in any account, or in any security, covered by this Code of Ethics, using the form attached as EXHIBIT C.

You are required to have copies of each confirmation relating to a trade in any security covered by this Code of Ethics Policy, and copies of each periodic account statement for accounts you are required to disclose to Interstate, promptly sent to Interstate, to the attention of Mr. Lyons.

You are responsible for promptly providing Interstate with the date, security, nature of the transaction, price, parties and brokers involved in such trade if a confirmation is not available. Use the attached form EXHIBIT C, and indicate on the form that this is for NOTIFICATION.

You are required to sign a certificate annually stating you have complied with this Code of Ethics for the preceding year, on the attached form EXHIBIT A.

All confirmations, statements, forms and other information will be reviewed to monitor compliance with firm policies. Interstate reserves the right to require you to reserve, cancel or freeze, at your own expense, any transaction or position in a specific security if Interstate believes such transaction or position might violate this Code of Ethics policy or appears improper. Except as required to enforce this Code of Ethics, or to participate in an investigation concerning violations of applicable law, Interstate will keep all such information confidential.

If you have questions, concerning any aspect of this Code of Ethics or how it applies in particular situations, please consult with Mr. Lyons.

                                                           MONITORING COMPLIANCE

                                    Exhibit A
                                       to
                            INTERSTATE ADVISORS, INC.

                                 CODE OF ETHICS

                        Annual Certificate of Compliance


I hereby certify that, since the day on which I received the copy of the Code of Ethics of Interstate Advisors, Inc., or the date of my most recent certificate of like tenor hereto, whichever is later, and to the best of my knowledge, I have complied with all such Code of Ethics procedures applicable to me.




Signed:
                 ---------------------------------------

Name (printed):
                 ---------------------------------------

Date:
                 ---------------------------------------





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

                                                           MONITORING COMPLIANCE

                                    Exhibit B
                                       to
                            INTERSTATE ADVISORS, INC.

                                 CODE OF ETHICS

             Account with Brokerage Firms and Financial Institution


I hereby certify that the following is a complete list of accounts with any brokerage firm or other financial institution through which any securities covered by this Code of Ethics may be purchased or sold in accordance with the Code of Ethics of Interstate Advisors, Inc.:

I understand that you require this list to monitor my compliance with Interstate Advisors, Inc's. Code of Ethics. I agree to notify Interstate and obtain its consent before opening any new account that falls within the Code of Ethics. I further agree to furnish Interstate with copies of confirmations of trades, periodic statements and any other information concerning activity in any of the listed accounts.


Broker Name        Account Number          Account Name            Relationship
-----------        --------------          ------------            ------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Signed:
                 -----------------------------------

Name (printed):
                 -----------------------------------


Date:
                 -----------------------------------

                                                           MONITORING COMPLIANCE

                                    Exhibit C
                                       to
                            INTERSTATE ADVISORS, INC.

                                 CODE OF ETHICS

                  Personal Security Transaction Authorization.
                      (valid only for proposed trade date)

Employee Name:
              ------------------------------------------------------------------
Account Title:
              ------------------------------------------------------------------
Proposed Trade Date:
                    ------------------------------------------------------------
Security:
         -----------------------------------------------------------------------
Number of Shares:
                 ---------------------------------------------------------------
Buy:                                           Sell:
    ------------------------------------------      ----------------------------

                                  AUTHORIZATION

1. Has the security been approved for purchase or sale for client accounts within the last two business days, or is currently being considered for trading in client accounts?

                  Yes                         No
                      ------------------         -----------------
2. Are there currently any open orders for client accounts, or have their been any purchases or sales for client accounts within the last two business days?

                  Yes                         No
                      ------------------         -----------------

Request Approved                              Request Denied
                 --------------------------                   ------------------

    THIS FORM MUST BE INITIALED BY MR. LYONS PRIOR TO ENTERING INTO PERSONAL
                             SECURITY TRANSACTIONS.

Comments:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                           MONITORING COMPLIANCE

                                    Exhibit D
                                       to
                            INTERSTATE ADVISORS, INC.

                                 CODE OF ETHICS

                          Personal Security Transaction


Name:

For Quarter                       Through

               Buy/                                               No. of
Date:          Sell         Name of Security                      Shares        Price       Broker
-----          -----        ----------------                      ------        -----       ------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

---------    ----------     ---------------------------------    ---------    ---------    ---------

                                                           MONITORING COMPLIANCE

                            INTERSTATE ADVISORS, INC.

                                 CODE OF ETHICS

                             Certificate of Receipt

I hereby certify that

1.   I have read the Code of Ethics of Interstate Advisors, Inc.

2. I have had the opportunity to ask questions I may have concerning the meaning and interpretation of such policies and procedures outlined,

3.   I understand the obligations set forth therein applicable to me, and

4.   I agree to abide by and comply with such Code of Ethics.



Signed:
                 ----------------------------------------

Name (printed):
                 ----------------------------------------

Date:
                 ----------------------------------------